                          Certification under Rule 466



     The depositary, JPMorgan Chase Bank, represents and certifies the following:

     (1) That it previously had filed a registration statement on Form F-6 (Aker Kvaerner ASA 333-11276) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

     (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                              JPMORGAN CHASE BANK, as Depositary




                                              By /s/Joseph M. Leinhauser
                                              Name: Joseph M. Leinhauser
                                              Title: Vice President